CONTACT:


Kobi Alexander/Paul D. Baker     Francis E. Girard/Patricia Muzzy
Comverse Technology, Inc.        Boston Technology, Inc.
170 Crossways Park Drive                  100 Quannapowitt Parkway
Woodbury, NY 11797               Wakefield, MA 01880
(516) 677-7200                   (617) 246-9000

           Comverse Technology, Inc. and Boston Technology, Inc.
                      Sign Definitive Merger Agreement

WOODBURY, NY, and WAKEFIELD, MA, August 21, 1997 -- Comverse Technology, Inc. (NASDAQ:CMVT) and Boston Technology, Inc. (NYSE:BSN) announced today the signing of a definitive agreement for the merger of Boston Technology with Comverse Technology in a tax-free, stock-for-stock transaction, which will be accounted for as a pooling of interests.

Under the terms of the agreement, each share of Boston Technology common stock will be converted into 0.65 of a share of Comverse Technology common stock. Based on Boston Technology's current number of outstanding shares, Comverse will issue approximately 17.7 million new shares to Boston Technology shareholders to complete the transaction. Boston Technology shareholders will own approximately 41 percent of the resulting common stock of Comverse, while Comverse Technology shareholders will own approximately 59 percent. The transaction is expected to be modestly accretive to earnings per share in the first year after the completion of the transaction, excluding one-time merger and integrationrelated charges.

A one-time charge, covering primarily merger and integration-related costs, is expected to be recorded in the quarter in which the transaction is completed. The companies expect to achieve cost savings over the first year from the consolidation of select overseas offices and through other economic synergies. However, this transaction is a merger of two rapidly growing organizations, and the resulting company is expected to continue to expand its workforce and operations after the merger.

The combined company will be called Comverse Technology, Inc., and will continue to be listed on the NASDAQ exchange. The company headquarters will remain in Woodbury, NY. The operations of Boston Technology will be combined with Comverse's Network Systems Division, the largest operating unit of Comverse Technology. Comverse Network Systems Division will be headquartered in Wakefield, MA.

Kobi Alexander, Comverse Technology's Chairman, President and Chief Executive Officer, will continue in his present

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role. Francis E. Girard, currently President and Chief Executive Officer of
Boston Technology, will become President and Chief Executive Officer of Comverse Network Systems Division. The Board of Directors of Comverse Technology will be expanded to nine members, and will include Gregory C. Carr, who is currently Boston Technology's Chairman, and Mr. Girard.

Kobi Alexander, Chairman, President and Chief Executive Officer of Comverse Technology, said, "The strategic benefits of this merger are compelling for a number of reasons. This is a merger of two strong, successful, rapidly growing companies. This merger will position us as a leading supplier of enhanced services platforms to telecommunications network operators, both in the United States and internationally. Over the past four quarters, Comverse and Boston have achieved sales growth of 44 percent and 60 percent, respectively, and net income growth, excluding non-recurring gains, of 71 percent and 136 percent, respectively. Together, we will have a powerful combination of technology, research and development capabilities, customer service and support, sales and marketing, and a blue chip customer base that includes seven of the ten largest telecommunications network operators in the world."

"Our companies are complementary in a number of ways," continued Alexander. "Boston Technology is a leader in several important regions, including the United States, Japan, and Brazil, while Comverse is a leader in Europe and other important regions. Boston Technology is a leader among wireline network operators, and Comverse is a leader among digital wireless network operators. Boston Technology has concentrated on very large customers, particularly in the United States and Japan, and Comverse has a more diverse customer base throughout the world. Together, we have more than 200 telecommunications network operator customers, including twelve of the world's twenty largest telephone companies, with very little customer overlap. As these telephone companies continue to launch and expand revenuegenerating services such as voice mail, unified messaging, information services, voice recognition-based services, text messaging, and other personal assistant and personal communications services, we are well-positioned to participate in this growth."

"The addition of Boston Technology's excellent management and employees to our team," concluded Alexander, "brings to us a wide range of strengths, including top-notch account management, first-class training, service and support, and solid technical resources. They will add significant value

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to our organization, and will allow us, our shareholders and our customers to enjoy the full opportunity presented in this rapidly growing market."

Francis E. Girard, President and Chief Executive Officer of Boston Technology, said, "We are excited about this opportunity to, in one step, expand our customer base, and increase and leverage our technological and managerial strengths and resources to take full advantage of the continued growth we see in the enhanced services arena. This combination will bring together two teams of highly experienced, dedicated employees, with similar corporate cultures, values and goals. This team will be able to provide our customers with an unmatched level of engineering resources, along with a wider range of products and services to serve their rapidly expanding needs for world-class enhanced services."

"Comverse's excellent and experienced management team, considerable financial resources, and strong engineering staff, which includes the enhanced services platform industry's largest team of Advanced Intelligent Network specialists, will enable our combined company to compete and serve our customers on a higher level," continued Girard. "Together, we will be able to offer our customers the best of both companies' products, resources, technology, research and development, and service and support. This merger is a perfect fit. In addition to the complementary nature of our respective industry leadership positions, and our complimentary areas of technological expertise, these two organizations are focused on a similar set of core issues. We are committed to increasing shareholder value, customer satisfaction, and providing an environment where talented employees are given the opportunity to reach their full potential and are rewarded accordingly, and where fostering innovation, and continuous improvement and total quality are established values."

Gregory C. Carr, Chairman and largest individual shareholder of Boston Technology, said, "I am excited and highly optimistic about the strategic benefits of this merger. In addition to the complementary nature of our leadership positions and technological expertise, Boston Technology shareholders will benefit from a vastly expanded customer base. We have long respected Comverse's strong, consistent record of growth, financial performance and creation of shareholder value, and I am confident that the combined company will continue to prosper."

The combined company is committed to preserving the investment of all of its customers, and will continue to

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market, support and enhance both companies' platforms. Both platforms will evolve over time, to take advantage of the expanded technology and resource strengths of the two companies.

The merger is conditioned upon the approval of each company's shareholders and customary regulatory clearances, and is expected to be completed by the end of 1997.

Comverse Technology, Inc., headquartered in Woodbury, New York, designs, develops, manufactures and markets computer and telecommunications systems for a variety of communications processing applications, including multimedia messaging, personal communications and information processing systems marketed to telecommunications network operators under the name TRILOGUE(R), multiple channel, multimedia digital monitoring systems marketed under the name AUDIODISK(TM), and multiple channel, multimedia digital recording systems marketed under the name ULTRA(TM). For the year ended December 31, 1996, Comverse achieved sales growth of 44 percent, and net income growth, excluding non-recurring gains, of 61 percent. For the six months ended June 30, 1997, Comverse's sales increased by 50 percent, and its net income, excluding non-recurring gains, grew by 72 percent. Comverse ended the June, 1997 quarter with record cash and cash equivalents, bank time deposits and short-term investments of $253,885,000, and record working capital of $310,327,000.

Boston Technology, Inc., headquartered in Wakefield, Massachusetts, supplies innovative systems, software and services to telephone, long distance, cellular, PCS (Personal Communications Service), cable, and other companies in the telecommunications industry that enable them to provide voice mail, integrated internet messaging, and other services to their customers. Boston Technology is a worldwide market leader serving half of the world's 20 largest telephone companies in 13 countries. For the year ended January 31, 1997, Boston Technology achieved sales growth of 83 percent, and net income growth, excluding non-recurring items, of 188 percent. For the six months ended July 31, 1997, Boston Technology's sales increased by 68 percent, and its net income, excluding non-recurring items, grew by 170 percent. The company is the winner of a 1996 President's "E" Award for Excellence in Exporting.

Internet users: For additional information, you may visit the companies' web sites at:
http://www.comverse.com
http://www.bostontechnology.com

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                                    ###

Information contained in this release with respect to the expected financial impact of the proposed merger is forward-looking. These statements represent the companies' reasonable judgment with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially. Such factors include, but are not limited to, material adverse changes in economic and competitive conditions in the markets served by the companies, material adverse changes in the business and financial condition of either or both companies and their respective customers, uncertainties concerning technological changes and future product performance, and substantial delay in the expected closing of the merger.